Exhibit 10.57

SALARY INFORMATION FOR CHIEF EXECUTIVE OFFICER

AND NAMED EXECUTIVE OFFICERS

The following table sets forth as of February 23, 2006, the current annual salary of WellPoint, Inc.’s (the “Company”) Chief Executive Officer and each of the other “Named Executive Officers,” as determined for the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders, which was based on salary and annual bonus for 2004 as required by the Instructions to Item 402(a)(3) of Regulation S-K. The Company has not yet determined bonus awards for 2005 and therefore the identities of the other Named Executive Officers for the Company’s Proxy Statement for its 2006 Annual Meeting of Shareholders are not yet known.

Named Executive Officer	Salary
Larry C. Glasscock	$1,250,000
Keith R. Faller	$650,000
Thomas G. Snead, Jr.[1]	$580,000
David R. Frick[2]	$535,000
Michael L. Smith[3]	$535,000
[1]	Mr. Snead retired from the Company effective January 31, 2006. The salary amount shown for Mr. Snead was the salary in effect on the date of his retirement.
[2]	Mr. Frick retired from the Company effective July 1, 2005. The salary amount shown for Mr. Frick was the salary in effect on the date of his retirement.
[3]	Mr. Smith retired from the Company effective January 31, 2005. The salary amount shown for Mr. Smith was the salary in effect on the date of his retirement.